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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-16809), Form S-8
(File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No.
333-15407), Form S-3 (File No. 333-39037), and Form S-3 (File No. 333-41511) of
our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Arbor Park Apartments for the 12 months ended May 31, 1997, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Amberway Apartments for the 12 months ended May 31, 1997, of our report dated
November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Mission Bay Club Apartments for the 12 months ended
May 31, 1997, and of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Pacifica Club Apartments for the 12 months ended May 31, 1997, of our report dated
November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Westwood Club Apartments for the 12 months ended May 31, 1997, of our report dated December 11, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Waterhouse Place Apartments for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.




                            COOPERS & LYBRAND L.L.P.


San Francisco, California
December 15, 1997